Exhibit 11

                     KEY TRONIC CORPORATION AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE

                                (Unaudited)

                                                        THIRD QUARTER ENDED                   THREE QUARTERS ENDED
                                                             April 1,           April 2,            April 1,         April 2,
                                                                 1995               1994                1995          1994
                                                             --------           --------            --------         --------

Primary
  Earnings
     Net Income                                             $   1,399                NOT           $   2,576              NOT
     Add after tax interest expense                                           APPLICABLE                           APPLICABLE
      applicable to term debt *                                     0                                      0
     Add after tax interest income
      applicable to short term paper *                              0                                      0
                                                             --------           --------            --------         --------
Income applicable to common stock                           $   1,399                              $   2,576
                                                             ========           ========            ========         ========

Shares **
     Shares outstanding                                         8,349                                  8,312
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exercise of such options *                           1,588                                  1,408
                                                             --------           --------            --------         --------
Adjusted common stock outstanding                               9,937                                  9,720
                                                             ========           ========            ========         ========

     Primary earnings per common share                      $    0.14                              $    0.27
                                                             ========           ========            ========         ========

Assuming full dilution
  Earnings
     Net Income                                             $   1,399                NOT           $   2,576              NOT
     Add after tax interest expense                                           APPLICABLE                           APPLICABLE
      applicable to term debt ***                                   0                                      0
     Add after tax interest income
      applicable to short term paper ***                            0                                      0
                                                             --------           --------            --------         --------
Income applicable to common stock                           $   1,399                               $  2,576
                                                             ========           ========            ========         ========

Shares **
     Weighted average shares outstanding                        8,349                                  8,312
     Assuming exercise of options reduced
      by the number of shares which could
      have been purchased with the proceeds
      from exericse of such options ***                         1,922                                  1,922
                                                             --------           --------            --------         --------
Adjusted common stock outstanding                              10,271                                 10,234
                                                             ========           ========            ========         ========

     Fully diluted earnings per common share                $    0.14                               $   0.25
                                                             ========           ========            ========         ========

ADDITIONAL COMPUTATIONAL INFORMATION:
  Net loss before cumulative effect of change
   in accounting                                                                ($4,772)                             ($8,716)
  Weighted average shares outstanding                                              8,266                                8,217
  Net loss per common share before cumulative
   effect of change in accounting                                                ($0.58)                              ($1.06)

*    Proceeds calculated using average market price for the quarter.
** Application of modified treasury stock method of calculating common stock equivalents due to potential dilution exceeding 20% (APB Opinion No. 15).
*** Proceeds calculated using higher of average or ending market price for the quarter.